UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM 8-K A-1


                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                        Date of Report: October 27, 1999


                         Commission File Number 1-14323

                       ENTERPRISE PRODUCTS PARTNERS L.P.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                        76-0568219
(State or other jurisdiction of               (I.R.S. Employer Identification
incorporation or organization)                            Number)


         2727 North Loop West
         Houston, Texas                                   77008
         (Address of principal executive               (Zip Code)
               offices)


                                 (713) 880-6500
              (Registrant's telephone number, including area code)

=====================================================================

This filing amends the Form 8-K Current Report filed by Enterprise Products Partners L.P. on September 20, 1999.

Item 2. Acquisition or Disposition of Assets

Acquisition of Tejas Natural Gas Liquids, LLC

     On September 17, 1999, Enterprise Products Partners L.P. ("Enterprise") acquired Tejas Natural Gas Liquids, LLC ("TNGL") from a subsidiary of Tejas Energy, LLC ("Tejas"), an affiliate of Shell Oil Company. Tejas has the opportunity to earn an additional 6.0 million contingent convertible special partnership units over the next two years upon the achievement of certain gas production thresholds under a 20 year natural gas processing agreement entered into among TNGL, Shell Oil Company and a number of its affiliates covering substantially all of the Shell entities' Gulf of Mexico gas production. The effective date of the transaction was August 1, 1999.

     TNGL  engages in natural gas  processing  and  natural  gas liquid  ("NGL")
fractionation, transportation, storage and marketing in Louisiana and Mississippi. TNGL's assets include varying interests in eleven natural gas processing plants (including two under construction) with a combined gross capacity of 11.0 billion cubic feet per day (Bcfd) and net capacity of 3.1 Bcfd; four NGL fractionation facilities with a combined gross capacity of 281,000 barrels per day (BPD) and net capacity of 131,500 BPD; four NGL storage facilities with approximately 29.5 million barrels of gross capacity and 8.8 million barrels of net capacity; and over 2,100 miles of NGL pipelines (including a 11.5 percent interest in Dixie Pipeline).

     The 14.5 million convertible special units received by Tejas at closing represent a 17.6 percent equity ownership in Enterprise. These special units do not accrue distributions and are not entitled to cash distributions until their conversion into common units, which occurs automatically with respect to 1.0 million units on August 1, 2000 (or the day following the record date for determining units entitled to receive distributions in the second quarter of
2000), 5.0 million units on August 1, 2001 and 8.5 million units on August 1, 2002. If all of the 6.0 million contingent special convertible units are earned, Tejas' ownership interest in Enterprise would increase to 23.8 percent based on the currently outstanding units, and 1.0 million of the contingent units would convert into common units on August 1, 2002 and 5.0 million would convert on August 1, 2003.

     Under the rules of the New York Stock Exchange, conversion of the special units into common units requires approval of the Enterprise unitholders. The General Partner has agreed to call a special meeting of the unitholders of Enterprise for the purpose of soliciting such approval. EPC Partners II, Inc. ("EPC II"), which owns in excess of 81% of the outstanding common units, has agreed to vote its units in favor of such approval, which will satisfy the approval requirement.

     The $166 million cash portion of the purchase price was funded with borrowings under Enterprise's existing credit facility led by The Chase Manhattan Bank.

     The consideration for the acquisition was determined by arms-length negotiation among the parties.

Unitholder Rights Agreement

     In connection with the transactions described above, Tejas purchased from EPC II a 30% membership interest in Enterprise Products GP, LLC (the "General Partner"), which serves as the sole general partner of Enterprise, and entered into a Unitholder Rights Agreement with Enterprise, the General Partner, Enterprise Products Operating L.P., EPC II and Enterprise Products Company (the "Unitholder Rights Agreement"). The Unitholder Rights Agreement provides that as long as Tejas owns more than a 20% interest in the General Partner, it will be entitled to designate one-third of the General Partner's board of directors, and that as long as it owns at least a 10% interest in the General Partner it will also be entitled to designate two members of a newly created Executive Committee of the General Partner. Tejas' rights to board and committee representation would decrease if their ownership interest decreases.

     The Unitholder Rights Agreement provides that the General Partner will not permit Enterprise, Enterprise Operating or the General Partner to take certain actions without the consent of at least one of the Tejas designees on the Executive Committee, including, among other things, paying special distributions not in accordance with Enterprise's current cash distribution policy; material dispositions of assets; dispositions of assets that could adversely affect production or delivery of gas by Shell Oil Company or its affiliates in the Gulf of Mexico; material acquisitions; mergers or similar transactions; issuing partnership units in private financing transactions; incurrence of indebtedness in excess of certain limits; repurchases of partnership units other than in connection with employee benefit plans; entering into or modifying transactions with affiliates; and submitting matters to a unitholder vote. The foregoing limitations will terminate when the special units issued to Tejas have been converted to common units and the market price of the common units has exceeded $24 per unit for 120 consecutive calendar days (subject to certain extensions).

     Pursuant to the Unitholder Rights Agreement, the board of directors of the General Partner has been increased by three members to a total of nine, and Tejas has designated Charles R. Crisp, Curtis R. Frasier and Stephen H. McVeigh as its board designees. Tejas has designated Curtis R. Frasier and Stephen H. McVeigh to serve on the Executive Committee, with the Enterprise designees being Dan L. Duncan, O. S. Andras and Richard H. Bachmann. Mr. Crisp is President and Chief Executive Officer of Coral Energy LLC, an affiliate of Shell Oil Company, Mr. Frasier is Chief Operating, Administrative and Legal Officer of Coral Energy LLC, and Mr. McVeigh is Manager of Production and Surveillance (Gulf of Mexico) for Shell Offshore Inc.

     The Unitholder Rights Agreement grants EPC II certain rights to acquire Tejas' interest in the General Partner if Tejas disposes of its special or common units, and to acquire Tejas' special or common units if it wishes to dispose of them. Each of these purchase rights would also apply in the event of specified change of control events relating to Tejas. The Unitholder Rights Agreement grants Tejas preemptive rights to acquire additional units issued by Enterprise in private equity financing transactions, and grants Tejas the right to acquire all of the partnership units owned by EPC II, Enterprise Products Company and their affiliates if certain change of control events occur with respect to Enterprise.

     The Unitholder Rights Agreement provides that if Tejas sells any of the common units it receives upon conversion of the special units in specified types of sale transactions for less than $18 per unit within one year after the applicable conversion date for the special units in question, then Enterprise will pay to Tejas the difference between the sales price and $18, either in cash or in additional units at Enterprise's option.

Other Agreements

     In connection with the transactions described above, Enterprise entered into a Registration Rights Agreement with Tejas granting Tejas certain rights to require Enterprise to register for resale under the Securities Act of 1933 all of the common units issuable upon conversion of the special units, and certain "piggy back" rights to require Enterprise to include such common units in any registration begun by Enterprise.

     Also, the partnership agreement of Enterprise and the limited liability agreement of the General Partner were amended to give effect to the above transactions, including the issuance of the special units.

     The foregoing summaries of the Contribution Agreement governing the acquisition, the Unitholder Rights Agreement, the Registration Rights Agreement, the amended partnership agreement of Enterprise and the amended limited liability company agreement of the General Partner are qualified in their entirety by reference to the complete documents.


Item 7 .  Financial Statements and Exhibits

          (a)  Financial Statements of Businesses Acquired:

               1. Tejas Natural Gas Liquids, LLC and Subsidiaries -- Statement of Assets Acquired and Liabilities Assumed and Statement of Revenues and Direct Operating Expenses for the Years Ended December 31, 1998, December 31, 1997, and December 31, 1996, and Independent Auditor's Report.

          (b)  Pro Forma Financial Information:

          Note: Pro Forma Financial Information for Enterprise giving effect to the Tejas transaction is not included in this report and will be filed by amendment on or prior to December 3, 1999.

          (c)  Exhibits:

               99.4 Contribution Agreement dated September 17, 1999.
               99.5 Unitholder Rights Agreement dated September 17, 1999.
               99.6 Registration Rights Agreement dated September 17, 1999.
               99.7 Second Amended and Restated Agreement of Limited Partnership
                    of Enterprise dated as of September 17, 1999.

               Note:The Company  incorporates by reference the above  documents, which were included in the Schedule 13 D filed September 27, 1999, by Tejas Energy LLC and others.

               99.8 First  Amended  and  Restated  Limited   Liability   Company
                    Agreement of the General Partner dated as of September 17, 1999.
               99.9 First Amendment to $200 million Credit  Agreement dated July
                    28, 1999 among Enterprise Products Operating and certain banks.
               99.10$350  million  Credit  Agreement  dated July 28,  1999 among
                    Enterprise Products Operating and certain banks.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ENTERPRISE PRODUCTS PARTNERS L.P.
                           By Enterprise Products GP, LLC, its general partner


Date: October 27, 1999      By: /s/ Gary L. Miller
                               Gary L. Miller
                           Executive Vice President and Chief Financial Officer of Enterprise Products GP, LLC

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            EXHIBIT DESCRIPTION

     99.4. Contribution Agreement dated September 17, 1999.
     99.5. Unitholder Rights Agreement dated September 17, 1999.
     99.6 Registration Rights Agreement dated September 17, 1999.
     99.7 Second Amended and Restated Agreement of Limited Partnership of Enterprise dated as of September 17, 1999.

     Note:The Company incorporates by reference the above documents, which were included in the Schedule 13 D filed September 27, 1999, by Tejas Energy LLC and others.

     99.8 First Amended and Restated Limited Liability Company Agreement of the General Partner dated as of September 17, 1999.
     99.9 First Amendment to $200 million Credit Agreement dated July 28, 1999, among Enterprise Products Operating and certain banks.
     99.10$350 million Credit  Agreement dated July 28, 1999,  among  Enterprise
          Products Operating and certain banks.